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                                                                   Exhibit 24.7


                               POWER OF ATTORNEY

STATE OF New Jersey
COUNTY OF Bergen
          ------

     KNOW ALL MEN BY THESE PRESENTS that Edward Lowenthal, having an address at 13 Ackerman Rd. Saddle River, NJ 07458, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Douglas Crocker II and Michael J. McHugh, or either of them, having an address at Two North Riverside Plaza, Chicago, Illinois, 60606, his true and lawful Attorney-in-Fact for him and his name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in an about the premises, as fully, to all intents and purposes as he might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

     IN WITNESS WHEREOF, Edward Lowenthal, has hereunto set his hand this 2nd day of March, 2000.


                                                      /s/ Edward Lowenthal
                                                      --------------------
                                                        Edward Lowenthal

     I, Kim Beaulieu Ezzy, a Notary Public in and for said County in the State of aforesaid, do hereby certify that Edward Lowenthal, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free voluntary act for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 2nd day of March, 2000.


                                                      /s/ Kim Beaulieu Ezzy
                                                      ---------------------
                                                          (Notary Public)

                                                      KIM BEAULIEU EZZY
                                                      Notary Public,
                                                       State of New York
                                                      No. 01EZ6031418
My Commission Expires: ________________________       Qualified in New York
                                                       County
                                                      Commission Expires on
                                                       October 4, 2001.